Exhibit 99.1

FOR ADDITIONAL INFORMATION:

Investor Relations Contact:	Media/Editorial Contact:

Applied Micro Circuits Corporation Debra Hart	The Ardell Group Amy Peterson
Phone: (858) 535-4217	Phone: (858) 792-4974
E-Mail: dhart@amcc.com	E-Mail: amy@ardellgroup.com

Thursday, April 1, 2004

Company Press Release

APPLIED MICRO CIRCUITS CORPORATION

COMPLETES ACQUISITION OF 3WARE, INC.

SAN DIEGO—April 1, 2004—Applied Micro Circuits Corporation [Nasdaq: AMCC] today announced that it has completed the acquisition of 3ware, Inc., a provider of high-performance, high-capacity Serial ATA (SATA) storage solutions for emerging storage applications such as disk-to-disk backup, near-line storage, network-attached storage (NAS), video and high-performance computing.

AMCC Overview

AMCC provides the essential building blocks for the transport, switching, routing and storage of information worldwide. The company blends systems and software expertise with high-performance, high-bandwidth silicon integration to deliver communications silicon and software for global wide area networks (WAN), Fibre Channel host bus adapters (HBAs) for storage area networks (SAN), and hardware and software solutions for high-growth storage markets such as Serial ATA (SATA) RAID. AMCC’s corporate headquarters are located in San Diego, California. Sales and engineering offices are located throughout the world. For further information regarding AMCC, please visit the AMCC web site at http://www.amcc.com.

# # #